UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41133	85-1792560
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2626 Cole Avenue, Suite 300

Dallas, Texas

75204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 560-4815

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FXCO	The Nasdaq Stock Market LLC
Warrants to acquire one share of Class A Common Stock	FXCOW	The Nasdaq Stock Market LLC
Rights to acquire one-tenth of one share of Class A Common Stock	FXCOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2022, Jeffrey Peel notified the board of directors (the “Board”) of Financial Strategies Acquisition Corp. (the “Company”) of his decision to resign as Chief Executive Officer, director, and Chairman of the Board, with immediate effect, in order to return to his primary role of running his consulting business.

Effective June 8, 2022, Timo Vainionpää was appointed by the Board as the Chief Executive Officer of the Company, to serve on an interim basis, and to serve as a Class II director of the Company and as Chairman of the Board. Mr. Vainionpää has been appointed to serve on the Audit Committee and the Executive Committee of the Board.

Mr. Vainionpää, 62, is a veteran executive and entrepreneur in the international telecommunications sector. He is both the owner and the President of AurorA International Telecommunications Inc (“Aurora A”) since its inception in August 1994, a provider of wholesale international telecommunications services from its base in Canada. AurorA has worked with the premier telecommunications carriers worldwide such as Tata Communications, Teleglobe, Deutsche Telekom, France Telecom, MCI Communications and Sprint International. Mr. Vainionpää is also the owner and President of Amitel Corp. since 2008, a firm which assists telecommunications operators with cloud-based SaaS billing, data privacy, security, payment processing, merchant services and cloud contact centers as a service. He has a passion for providing customers with premium quality services and for fighting telecom fraud. Prior to founding these businesses, Mr. Vainionpää was the VP of Network Services and Business Development at ACC TelEnterprises from Aug 1991 to Sept 1994. Mr. Vainionpää received his Bachelor of Applied Science in Electrical Engineering from the University of Waterloo.

Mr. Vainionpää has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, on June 8, 2022, James Needham notified the Board of his decision to resign as a director, effective as of the close of business on the same date, in order to more fully direct his attention to other matters. Mr. Needham’s resignation from the Board did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective June 8, 2022, Daniel Minkowitz was appointed by the Board to serve as a Class I director of the Company to fill the vacancy resulting from Mr. Needham’s departure. Mr. Minkowitz has been appointed to serve on the Audit Committee, the Compensation Committee, and the Executive Committee of the Board.

Mr. Minkowitz, 43, is an experienced businessman and real estate developer, having founded and led several companies. He is also a seasoned investor, with emphasis in cryptocurrency, fintech, wearable technology, renewable energy, special purpose acquisition companies and early state technology. Mr. Minkowitz has served as chairman and chief executive officer of Mink Development, LLC (“Mink Development”) since he founded the firm in March 2010. Mink Development is a real estate development, acquisition, and investment firm based in New York City and Miami that specializes in luxury residential, hospitality, and mixed-use projects. Mr. Minkowitz has also served as founder, chairman and chief executive officer of Mink Holdings Inc., another real estate development company, since its founding in March 2016, and as the founder and chief executive officer of Mink Capital Partners LP, an investment firm focused on cryptocurrency, fintech, wearable technology, renewable energy, special purpose acquisition companies and early state technology companies, since its founding September 2020. From September 2018 to May 2020, Mr. Minkowitz served as chief executive officer of Standard Power Group, a non-residential real estate leasing company focused on providing infrastructure to advanced data processing companies, and from July 2005 until its sale in December 2010, he served as chief executive officer of Renato Watches Inc, a premium watch company he founded. Mr. Minkowitz attended New York University from 1997 to 1999, where he studied business.

There is no arrangement or understanding between Mr. Minkowitz and any other persons pursuant to which he was appointed as a director of the Company. Mr. Minkowitz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except that the Company is currently in discussions with Mr. Minkowitz regarding a potential investment in the Company. The final terms and conditions of such investment are subject to negotiation between Mr. Minkowitz and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

By:	/s/ Horst Rzepka
Name:	Horst Rzepka
Title:	Chief Financial Officer